EXHIBIT 10.5

                      NON-QUALIFIED STOCK OPTION AGREEMENT



         ____________________ (the "Participant") and Continental Homes Holding Corp., a Delaware corporation (the "Company"), agree:

         1. This Non-Qualified Stock Option Agreement evidences a stock option granted under the Continental Homes Holding Corp. 1986/1988 Stock Incentive Plan (the "Plan"), the terms and provisions of which are incorporated herein by reference.

         2. Subject to the terms of the Plan and this Agreement, the committee of the Board of Directors of the Company which administers the Plan (the "Committee") hereby grants the Participant as of _________________ an option (the "Option"), to purchase all or any part of ____________ shares of the Company's common stock, par value of $.01 per share ("Common Stock") at a price of ____________ per share (the "Option Price"), which is the fair market value per share of the Common Stock on the date of grant specified above.

         3. (a) The Option evidenced by this Agreement shall commence on ____________, shall be exercisable beginning twelve months after the date of grant of the Option, and subject to the provisions of paragraph (c) below, shall terminate on ____________ (the "Expiration Date"). The Option shall be exercisable by the Optionee in cumulative installments of twenty five percent (25%) of the shares covered by the Option, as follows:


                                                     CUMULATIVE
                                                      NUMBER OF
                                                    SHARES AS TO
                                                  WHICH THE OPTION
                     DATE                          IS EXERCISABLE
    On or after
               -----------------           --------------------------------
    On or after
               -----------------           --------------------------------
    On or after
               -----------------           --------------------------------
    On or after
               -----------------           --------------------------------

                  (b) During this period, the Option may be exercised in whole or part from time to time, provided that the Option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the Option is then exercisable if less than 100).

                  (c) To the extent that an Option is not exercised when it becomes initially exercisable, it shall be carried forward and be exercisable until the expiration of the term of such Option.

                  (d) Except as provided, in clauses (i) and (ii) below, if the Participant ceases to be an employee of the Company, any unexercised portion of his Option shall automatically terminate.

                  (i) In the Event that a Participant terminates employment prior to the Expiration Date by reason of retirement at or after age 65, any unexercised portion of his Option shall expire three months after such retirement, and during such three months' period the Participant shall have the same rights to exercise the portion of his Option as he would have had if he were an employee of the Company.

                  (ii) If prior to the Expiration Date a Participant shall cease to be an employee by reason of death or disability, any unexercised portion of his Option shall expire 12 months after his death or disability, and during such 12 month period he (or in the event of the Participant's death, his estate or the person who acquires the right to exercise such option by bequest or inheritance or by reason of his death) may exercise any unexercised portion of his Option to the extent it was exercisable at the time of such cessation. Thereafter, any unexercised portion of the Option shall expire.

In no event shall the Option be exercised after the Expiration Date.

         4. The Option shall be exercised by written notice delivered to the Secretary of the Company at the Company's principal office in Scottsdale, Arizona. The notice shall specify the number of shares for which the Option is being exercised and, if the Option is being exercised for cash, shall be accompanied by a check, cash or money order in the full amount of the purchase price.

         5. (a) The Option shall be nontransferable except, in the case of the Participant's death, to his designated beneficiary as provided in the Plan or, in the absence of such designation, by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by him.

                  (b) Except as otherwise provided in this Agreement or the Plan, the Option may not be exercised, unless the Participant is then a regular employee of the Company and has continuously remained an employee at all times (other than on an absence for an approved leave of absence or service in the Armed Forces) since the date of grant of the Option.

                  (c) Notwithstanding any other provision of this Agreement or the Plan, the Participant (or his beneficiary or legal representative) shall forfeit any unexercised part of the Option and all rights under this Agreement or the Plan to the exercise thereof if, prior to the time of such exercise, the Participant shall (i) be employed by a competitor of, or shall be engaged in any activity in competition with the Company without the Company's consent, (ii) divulge any secret or confidential information belonging to the Company without the Company's consent, or (iii) engage in any other activities which would constitute grounds for his discharge by the Company for cause.

                  (d) Nothing contained in this Agreement or in the Plan shall confer upon the Participant any right to be employed by, or to be continued in the employ of, the Company or interfere in any way with the right of the Company to terminate his employment at any time.

         6. (a) In the event of a corporate merger or consolidation, or the acquisition by the Company of property or stock of another corporation or any reorganization or other transaction qualifying under Section 425(a) of the Code, the Committee may (1) permit the immediate exercise of the Option, whether or not the Option is then exercisable under the terms of this Agreement and the Plan or (2) in accordance with the provisions of the Code, substitute for the Option, an option under a plan of the acquired corporation, provided that (a) the excess of the aggregate fair market value of the shares subject to option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (b) the new option does not give the Participant additional benefits, including any extension of the Expiration Date.

                  (b) If there is any change in the number of shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of such shares covered by the Option, and the price per share of the Option, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided however, that any fractional shares resulting from such adjustment shall be eliminated.

                  (c) In the event of a dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, the Committee may provide that the Participant shall have the right to exercise the Option if it was then exercisable (at its then option price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division by a holder of the number of shares of Common Stock for which the Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division; or the Committee may provide, in the alternative, that the Option shall terminate as of a date to be fixed by the Committee; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to the Participant and the Participant shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Option as to all or any part of the Common Stock covered thereby, including shares as to which the Option would not otherwise be exercisable.

                  (d) No Common  Stock shall be issued under the Plan unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of Common Stock to the Participant on the Participant's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

         7. The Company shall not be liable in the event it is unable to issue or sell shares of Common Stock pursuant to this Agreement if such issuance or sale would be unlawful, nor shall the Company be liable if the issuance or sale of shares of Common Stock pursuant to this Agreement is subsequently invalidated.

                                            PARTICIPANT



                                            ------------------------------------


                                            CONTINENTAL HOMES HOLDING CORP.



                                            By
                                              ----------------------------------


Dated:  ______________, 1998